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Exhibit 99.2

CYRUSONE LP
CYRUSONE FINANCE CORP.
 OFFER TO EXCHANGE
Up to $700,000,000 Principal Amount of
5.000% Senior Notes due 2024
for
a Like Principal Amount of
5.000% Senior Notes due 2024
which have been registered under the Securities Act of 1933, as amended (the "Securities Act"),
and
Up to $500,000,000 Principal Amount of
5.375% Senior Notes due 2027
for
a Like Principal Amount of
5.375% Senior Notes due 2027
which have been registered under the Securities Act (collectively, the "Exchange Offer").
Pursuant to the Prospectus, dated            , 2017

To Our Clients:

        Enclosed for your consideration is a prospectus, dated                , 2017 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer of CyrusOne LP, a Maryland limited partnership ("CyrusOne LP") and CyrusOne Finance Corp., a Maryland corporation ("Finance" and, together with CyrusOne LP, the "Issuers"), to exchange (1) up to $700,000,000 principal amount of their outstanding, unregistered 5.000% Senior Notes due 2024 (the "Original 2024 Notes") for a like principal amount of their registered 5.000% Senior Notes due 2024 (the "Exchange 2024 Notes") and (2) up to $500,000,000 principal amount of their outstanding, unregistered 5.375% Senior Notes due 2027 (the "Original 2027 Notes" and, together with the Original 2024 Notes, the "Original Notes") for a like principal amount of their registered 5.375% Senior Notes due 2027 (the "Exchange 2027 Notes" and, together with the Exchange 2024 Notes, the "Exchange Notes"), in each case upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. The Original Notes and the Exchange Notes are sometimes referred to in this letter together as the "Notes" and all references to the Notes include references to the related guarantees. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

        The Exchange Offer is intended to satisfy certain obligations of the Issuers contained in (1) the Registration Rights Agreement, dated as of March 17, 2017, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the initial purchasers of the Original 2024 Notes issued on March 17, 2017, and (2) the Registration Rights Agreement, dated as of March 17, 2017, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC, as representatives of the initial purchasers of the Original 2027 Notes issued on March 17, 2017, (3) the Registration Rights Agreement, dated as of November 3, 2017, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as representatives of the initial purchasers of the Original 2024 Notes issued on November 3, 2017 and (4) the Registration Rights Agreement, dated as of November 3, 2017, by and among the Issuers, the guarantors party thereto and J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and KeyBanc Capital Markets Inc., as representatives of the initial purchasers of the Original 2027 Notes issued on November 3, 2017. As set forth in the Prospectus, the terms of the Exchange Notes are identical to the terms of the Original Notes of the applicable series, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions, registration rights and related additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

        This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have such Original Notes registered in your name.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Please forward your instructions to us as promptly as possible in order to permit us to tender the applicable Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2017, unless extended (such date and time, as it may be extended, the "Expiration Date"). Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

        Your attention is directed to the following:

  1.
  The Exchange Offer is for any and all Original Notes.

  2.
  The Exchange Offer is subject to certain terms and conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

  3.
  The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended.

        If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

        The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Issuers with respect to the Original Notes.

        This will instruct you to tender the Original Notes held by you for the account of the undersigned as indicated below, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Original Notes held by you for the account of the undersigned as indicated below:

☐
Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original Notes
5.000% Senior Notes due 2024 CUSIP/ISIN: Rule 144A Notes: 23283PAE4/US23283PAE43 Reg. S Notes: U23343AC7/USU23343AC72
	$	(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
5.000% Senior Notes due 2024 CUSIP/ISIN: Rule 144A Notes: 23283PAL8/US23283PAL85 Reg. S Notes: U23343AE3/USU23343AE39
	$	(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
5.375% Senior Notes due 2027 CUSIP/ISIN: Rule 144A Notes: 23283PAH7/US23283PAH73 Reg. S Notes: U23343AD5/USU23343AD55
	$	(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)
5.375% Senior Notes due 2027 CUSIP/ISIN: Rule 144A Notes: 23283PAN4/US23283PAN42 Reg. S Notes: U23343AF0/USU23343AF04
	$	(must be in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof)

☐
Please do not tender any Original Notes held by you for the account of the undersigned.

Signature(s)
Please print name(s) here
Dated:
Address(es)
Area Code(s) and Telephone Number(s)
Tax Identification or Social Security No(s).

        None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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  Exhibit 99.2
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER